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Exhibit 5.7

CONSENT

       We hereby consent to the incorporation by reference, in this Registration Statement on Form F-10, of our fairness opinion dated May 12, 2003, which opinion appears as Schedule B-6 to the Information Circular — Proxy Statement dated March 12, 2003 furnished in the Registrant's Form 6-K Report for the period May 16, 2003 to May 28, 2003.

SCOTIA CAPITAL INC.
By: /s/ Eric McFadden
Eric McFadden Managing Director, Investment Banking
July 21, 2003 Calgary, Alberta

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Exhibit 5.7